Exhibit 10.3

Sales Compensation Plan

Senior Vice President of Sales,              Sales Incentive Plan

Effective Date:

End Date:

The terms and conditions of the Digital Realty Trust L.P. (the “Company”) Senior Vice President of Sales,              Sales Incentive Plan (the “SCP” or “Plan”) are set forth below. For purposes of the Plan, the term “Company” shall also include Digital Realty Trust, Inc. and any subsidiary or affiliate of Digital Realty Trust, Inc. or Digital Realty Trust, L.P. (including, without limitation, DLR, LLC), as the context requires. As of the Effective Date, the SCP replaces and supersedes all previous Company sales compensation plans and policies and all other previous oral or written statements, promises or agreements regarding the subject matter of the SCP. The SCP applies to all incentives earned while the SCP is in effect. The Company retains the right to modify, amend, revoke, suspend, terminate or change any part of the SCP at any time, without advance notice, in the sole, unfettered discretion of the Company. The terms of the SCP may not be altered or amended except in writing as approved by the Company’s Chief Executive Officer. All administration, decisions, calculations and interpretations under the SCP are made by the Company in its sole, unfettered discretion and shall be conclusive and binding on the Senior Vice President of Sales (the “Plan Participant”).

PLAN SUMMARY

PLAN PURPOSE

The purpose of the SCP is to reward and motivate achievement of assigned sales objectives.

Terms and Conditions

INTRODUCTION

The following section details the terms and conditions that govern the incentives earned under the Plan.

ELIGIBILITY

In order to be eligible to participate in this Plan, the Senior Vice President of Sales must receive a copy of this Plan that bears an original signature by the Chief Executive Officer and must sign the Plan Acknowledgement and Agreement. The Plan Participant may be removed from participation in this Plan at any time in the sole, unfettered discretion of the Company. Such action shall not affect incentives earned prior to the date of the removal.

The Plan Participant will not be eligible to earn incentives under this Plan corresponding to time spent on an unpaid Leave of Absence. If the Plan Participant takes an unpaid Leave of Absence during any fiscal quarter, the Participant will be eligible to earn a pro-rata share of the incentive he would otherwise have been eligible to earn for the quarter, based on the number of days the Participant was either actively working or using Paid Time Off, Holiday Pay or Bereavement Pay (“Company Paid Time Off”) during the quarter. A Leave of Absence is considered unpaid if the Plan Participant is not using Company Paid Time Off, even if he receives wage replacement benefits during the Leave, such as disability insurance benefits, workers’ compensation insurance benefits or California Paid Family Leave insurance benefits. Leaves of Absence are defined in the Company’s policies.

The Plan Participant shall be required to comply with the Company’s policies and procedures and applicable law to be eligible to participate in the SCP. If the Participant fails to adhere to the terms of any Company policy or procedure, the Participant will be subject to discipline, up to and including ineligibility to earn incentives under the SCP, removal from the SCP, and/or termination of employment.

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COMMISSION INCENTIVE OPPORTUNITY

The Plan Participant will be eligible to earn quarterly incentive awards based on year-to-date achievement of his annual Target. The Participant will achieve             % of his Target if the total Annualized Closed Contract Value (Lease Signings and strategic Sale Leasebacks and Renewals as contemplated in this plan) exceeds $                    . The Participant will earn the aggregate amount of $                     (the “Annual Commission Potential”) in commission payments if he meets his              Target.

After the end of each fiscal quarter, the Participant’s achievement towards his Target will be measured by the Company. The Participant will earn a corresponding portion of his Annual Commission Potential, based on his achievement during the quarter towards his Target. If the Participant’s achievement equals or exceeds $                    in total Annualized Closed Contract Value he will receive             % of his Annual Commission Potential. The maximum aggregate incentive the Plan Participant may earn under this Plan for his sales performance in              is $                    .

Quarterly commission incentive payments will be made as soon as practicable, generally within 45 days after the end of each fiscal quarter. Notwithstanding anything contained herein, in no event shall any incentive be paid later than the last day of the applicable two and one-half (2- 1/2) month “short-term deferral period” with respect to such incentive, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

Taxes, withholding and authorized deductions will be deducted before each incentive payment is made.

CHARGEBACKS

In the Company’s sole, unfettered discretion, and to the extent permitted by applicable law, the Participant’s incentive payments may be reduced to the extent that the Company refunds any revenue, reduces a lease price, or writes off any portion of a transaction for any reason.

TERMINATION OF EMPLOYMENT

If the Plan Participant terminates employment during              for any reason, he will not be eligible to earn incentives corresponding to any portion of the quarterly measurement period following his termination of employment. He will remain eligible to earn a pro-rata share of the quarterly commission corresponding to the quarter in which his employment terminates, based on the days he was actively employed or on Company Paid Time Off during the quarter.

Immediately upon termination of employment or upon any earlier request by the Company, the Participant must return to the Company all documents (and all copies) and all other Company property in the Participant’s possession, custody or control, including, without limitation, any customer information or other sales-related materials.

GENERAL RULES

All references to currency are in local currencies. The SCP applies only to leases Executed in             . A lease is “Executed” if it has been duly and validly executed by the lessee and the Company and delivered to the Company.

To be eligible for incentives in             , the Participant must sign and return this SCP within fourteen (14) days of receipt.

ADMINISTRATION

The Chief Executive Officer is the selected designees of the Company who shall be responsible for the implementation and ongoing administration of the SCP.

All administration, calculations, determinations and interpretations of the SCP are made in the sole, unfettered, exclusive and final discretion of the Company.

The Participant must report any potential dispute under the SCP in writing to the within 30 days of receipt of the relevant statement or payment, whichever is earlier.

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The Company may amend or discontinue the SCP in whole or in part, without advance notice, at any time.

To be binding on the Company, any amendment of the SCP must be in writing and signed by the Chief Executive Officer.

EMPLOYMENT AT-WILL

The SCP does not create a guarantee of employment for any specific period of time. Nothing in the SCP is intended to or operates to change the Participant’s or the Company’s right to terminate the employment relationship at-will; that is, at any time, with or without cause and with or without advance notice.

SEVERABILITY

Should an arbitrator or court of competent jurisdiction determine that any provision of this SCP is unenforceable, in whole or in part, such determination will not affect any other provision of this SCP, and the provision in question will be modified by the arbitrator or court so as to be enforceable.

ENTIRE PLAN

This SCP sets forth the entire understanding between the Company and the Participant relating to the subjects covered by the SCP.

CODE SECTION 409A

To the extent applicable, the SCP shall be interpreted and applied consistent and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under the SCP may not be either exempt from or compliant with Section 409A and related Department of Treasury guidance, the Company may in its sole, unfettered discretion adopt such amendments to the SCP or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A and related Department of Treasury guidance; provided, however, that this provision shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

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PLAN ACKNOWLEDGEMENT AND AGREEMENT

The undersigned has read and agrees to be bound by this SCP, including the Company’s sole, unfettered, exclusive and final discretion and authority to administer and make all decisions, calculations and interpretations under the SCP, each of which shall be conclusive and binding on the undersigned.

The undersigned agrees that this SCP sets forth the terms of his/her incentive compensation with the Company. The undersigned understands and acknowledges that incentives under the SCP are not earned and do not constitute wages until all requirements under the SCP have been met as determined solely by the Company. The undersigned acknowledges that, in the event he or she receives any incentive payment in error, he or she is obligated immediately to repay it to the Company. To the extent permitted by applicable law, the undersigned expressly authorizes the Company to deduct any erroneous payment from his incentive payments or other compensation, severance pay, expense reimbursements, or any other funds owed to the undersigned by the Company.

The undersigned acknowledges the Company’s rights to modify, amend, revoke, suspend, terminate or change any part of the SCP from time to time, in its sole, unfettered discretion, without advance notice, and all such modifications, amendments and other actions will be binding on the undersigned.

Finally, the undersigned acknowledges that he has had an opportunity to review this Plan with his lawyer.

Approved:

Signature:

Print Name:

Date:

Title:

Participant

Signature:

Print Name:

Date:

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